Exhibit 10.1

Certain information in this document identified by brackets has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Google Maps Master Agreement

This Google Maps Master Agreement is comprised of the Google Maps Master Agreement General Terms (“General Terms”), and all Services Schedules and Order Forms that are incorporated by reference into the Google Maps Master Agreement (collectively, the “Agreement”), and is entered into by Google LLC, with offices at 1600 Amphitheatre Parkway, Mountain View, CA 94043 (“Google”) and Uber Technologies, Inc., with offices at 1455 Market Street, San Francisco, CA 94103 (“Customer”).

Google Maps Master Agreement General Terms

1.Services.

1.1Provision of Services. After the parties complete and execute an Order Form, (a) Google will provide the Services to Customer in accordance with the Agreement, including the SLAs, and (b) Customer may use the Services in accordance with the applicable Services Schedule.

1.2Compliance with Law. Each party will comply with all laws and regulations applicable to its provision, receipt, or use of the Services, as applicable.

2.Customer Obligations.

2.1Consents. Customer is responsible for any consents and notices from End Users in accordance with applicable data protection law to allow: (a) Customer to access, monitor, use, or disclose any data submitted through Customer Applications; and (b) Google to provide the Services.

2.2Compliance.

(a)Customer Compliance. Customer will (i) ensure that Customer and all End Users’ (except Unauthenticated End Users’) use of the Services complies with the Agreement, (ii) use commercially reasonable efforts to prevent and terminate any unauthorized access or use of the Services, and (iii) promptly notify Google of any unauthorized use of, or access to, the Services of which Customer becomes aware (except by Unauthenticated End Users). In addition to the foregoing, Customer will not authorize End Users to use the Services in a manner inconsistent with the terms of this Agreement, and will take reasonable steps to ensure End Users are complying with such terms.

(b)Unauthenticated End Users. Customer will (i) use commercially reasonable efforts to restrict Unauthenticated End Users’ use of the Services to comply with the Agreement by employing industry standard security and authorization measures to its Customer Applications and External Products, and (ii) promptly notify Google of any regular and consistent pattern of unauthorized use of, or access to, the Services by Unauthenticated End Users of which Customer becomes aware. If Customer notifies Google of regular and consistent pattern of unauthorized access by Unauthenticated End Users, then parties will meet in good faith to discuss options to reduce the risk for the Services under this Agreement.

2.3Use Restrictions. Customer will not, and will not permit End Users to, (a) copy, modify, create derivatives work of, reverse engineer, decompile, translate, disassemble, or otherwise attempt to extract any of the source code of the Services (except to the extent such restriction is expressly prohibited by applicable law) except as otherwise expressly permitted under the terms of the Agreement; (b) sell, resell, sublicense, transfer, or distribute the Services; or (c) access or use the Services (i) for High Risk Activities; (ii) in a manner intended to avoid incurring Fees otherwise owed under this Agreement; (iii) for materials or activities that are subject to the International Traffic in Arms Regulations (ITAR) maintained by the United States Department of State; (iv) in a manner that breaches, or causes the breach of, Export Control Laws; or (v) to transmit, store, or process health information subject to United States HIPAA regulations except as permitted by an executed HIPAA BAA.

3.Payment Terms.

3.1Payment. Google will invoice Customer for the Fees. Customer will pay Google all invoiced amounts by the Payment Due Date. All payments are due in the currency described in the invoice. Wire transfer payments must include the bank information described in the invoice.

3.2Taxes. Google will itemize any invoiced Taxes. Customer will pay invoiced Taxes unless Customer provides a valid tax exemption certificate. Customer may withhold Taxes if Customer provides a valid receipt evidencing the taxes withheld.

3.3Invoice Disputes. Customer may dispute invoiced Fees if Customer believes in good faith that Fees were inaccurately invoiced (an “Invoice Dispute”). If an Invoice Dispute is submitted before the Payment Due Date, then notwithstanding Section 3.1 (Payment), Customer must only pay the amounts not subject to the Invoice Dispute. If an Invoice Dispute is submitted after the Payment Due Date and the parties determine that Fees paid were incorrectly invoiced, then Google will issue a credit equal to the agreed amount in the next invoice. If such amount is agreed at or after the expiration or termination of the applicable Order Form or the Agreement, then Google will refund such amount paid by Customer within 30 days of the parties’ agreement to refund such amounts. If the disputed Fees were accurately invoiced, Google will provide Customer with an explanation of Fees due and Customer must pay such disputed Fees within 30 days after delivery of such report.

3.4Overdue Payments. If Customer’s payment is overdue, then Google may (a) charge interest on overdue amounts at [***]% per month (or the highest rate permitted by law, if less) from the Payment Due Date until paid in full, and (b) Suspend Customer’s use of the Services if Customer’s payment is overdue more than [***] days after the Payment Due Date.

3.5Purchase Orders. If Customer requires a purchase order number on its invoice, Customer will provide a purchase order number in the Order Form. If Customer does not provide a purchase order number, then (a) Google will invoice Customer without a purchase order number, and (b) Customer will pay invoices without a purchase order number referenced. Any terms on a purchase order are void.

4.Intellectual Property.

4.1Intellectual Property Rights. Except as expressly described in the Agreement, the Agreement does not grant either party any rights, implied or otherwise, to the other’s content or Intellectual Property. As between the parties, Customer retains all Intellectual Property Rights in Customer Applications, and Google retains all Intellectual Property Rights in the Services and Software.

4.2Feedback.

(a)At its option, Customer may provide feedback and suggestions about the Services to Google (“Customer Feedback”). If Customer provides Customer Feedback, then Google and its Affiliates may use that Feedback without restriction and without obligation to Customer.

(b)At its option, Google may provide feedback and suggestions about its use of the Services to Customer (“Google Feedback”). If Google provides Google Feedback, then Customer and its Affiliates may use that Feedback without restriction and without obligation to Customer.

5.Confidentiality.

5.1Use and Disclosure of Confidential Information. The Recipient will only use the Disclosing Party’s Confidential Information to exercise its rights and fulfill its obligations under the Agreement, and will use reasonable care to protect against the disclosure of the Disclosing Party’s Confidential Information. Notwithstanding any other provision in the Agreement, the Recipient may disclose the Disclosing Party’s Confidential Information (a) to its Delegates who have a need to know and who are bound by confidentiality obligations at least as protective as those in this Section 5 (Confidentiality); (b) with the Disclosing Party’s written consent; or (c) as strictly necessary to comply with the Legal Process, provided the Recipient promptly notifies the Disclosing Party prior to such disclosure, and uses reasonable efforts to provide at least 10 business days’ notice prior to such disclosure, unless (i) the Recipient is legally prohibited from doing so or (ii) the Legal Process relates to exceptional circumstances involving danger of death or serious physical injury. The Recipient will comply with the Disclosing Party’s reasonable requests to oppose disclosure of its Confidential Information.

5.2Redirect Disclosure Request. If the Recipient receives Legal Process for the Disclosing Party’s Confidential Information, the Recipient will first attempt to redirect the third party to request it from the Disclosing Party directly, unless the Legal Process relates to exceptional circumstances involving danger of death or serious physical injury. To facilitate this request, the Recipient may provide the Disclosing Party’s basic contact information to the third party.

6.Marketing and Publicity. Neither party may make any public statement regarding the Agreement without the other’s written approval except as described in this Section 6 (Marketing and Publicity):

6.1Brand Features. Customer may use Google’s Brand Features in connection with the Agreement in accordance with the Google Trademark Guidelines. Google may use Customer’s Brand Features in connection with the Agreement in accordance with the Customer Trademark Guidelines. A party may revoke the other party’s right to use its Brand Features with 30 days’ written notice. Any use of a party’s Brand Features will inure to the benefit of the party holding Intellectual Property Rights to those Brand Features.

6.2Announcement. The parties will work together to release a public communication announcing this Agreement (the “Joint Press Release”). The Joint Press Release will include agreed content and will occur on an agreed date within six months of the Effective Date.

7.Representations and Warranties. Each party represents and warrants that it (a) has full power and authority to enter into the Agreement and (b) will comply with (i) Export Control Laws and (ii) Anti-Bribery Laws in performing its obligations under the Agreement.

8.Disclaimer. Except as expressly provided for in the Agreement, to the fullest extent permitted by applicable law, Google (a) does not make any warranties of any kind, whether express, implied, statutory, or otherwise, including warranties of merchantability, fitness for a particular use, noninfringement, or error-free or uninterrupted use of the Services or Software and (b) makes no representation about content or information accessible through the Services. Information from the Services may differ from actual conditions (e.g., road, environmental, and traffic conditions), and may not be suitable for the Customer Application in all circumstances. Customer must exercise independent judgment when using the Services to ensure that (a) its use of Google Maps are suitable for the Customer Application; and (b) the Customer Application’s use of the Services is safe for End Users and other third parties.

9.Indemnification.

9.1Google Indemnification Obligations. Subject to the Liability Cap in Section 10.1(b) (Limited Liabilities), Google will defend Customer and its Affiliates participating under the Agreement (“Customer Indemnified Parties”), and indemnify them against Indemnified Liabilities in any Third-Party Legal Proceeding to the extent arising from an allegation that the Customer Indemnified Parties’ use of Google Indemnified Materials infringes the third party’s Intellectual Property Rights.

9.2Customer Indemnification Obligations. Subject to the Liability Cap in Section 10.1(b) (Limited Liabilities), Customer will defend Google and its Affiliates and indemnify them against Indemnified Liabilities in any Third-Party Legal Proceeding to the extent arising from (a) an allegation that the Google Indemnified Party’s use of any Customer Indemnified Materials infringes the third party’s Intellectual Property Rights; (b) Customer’s uncured material breach of the AUP or the Use Restrictions; (c) its’ Commercial End User’s uncured material breach of the AUP or the Use Restrictions; and (d) uncured material breach of the AUP or the Use Restrictions by End Users who are not Commercial End Users, that is the result of a regular and consistent pattern of unauthorized access to the Services.

9.3Indemnification Exclusions. Sections 9.1 (Google Indemnification Obligations) and 9.2 (Customer Indemnification Obligations) will not apply to the extent the underlying allegation arises from (a) the indemnified party’s breach of the Agreement or (b) a combination of the Google Indemnified Materials or Customer Indemnified Materials (as applicable) with materials not provided by the indemnifying party under the Agreement.

9.4Indemnification Conditions. Sections 9.1 (Google Indemnification Obligations) and 9.2 (Customer Indemnification Obligations) are conditioned on the following:

(a)The indemnified party must promptly notify the indemnifying party in writing of any allegation(s) that preceded the Third-Party Legal Proceeding and cooperate reasonably with the indemnifying party to resolve the allegation(s) and Third-Party Legal Proceeding. If breach of this Section 9.4(a) prejudices the defense of the Third-Party Legal Proceeding, the indemnifying party’s obligations under Section 9.1 (Google Indemnification Obligations) or 9.2 (Customer Indemnification Obligations) (as applicable) will be reduced in proportion to the prejudice.

(b)The indemnified party must tender sole control of the indemnified portion of the Third-Party Legal Proceeding to the indemnifying party, subject to the following: (i) the indemnified party may appoint its own non-controlling counsel, at its own expense; and (ii) any settlement requiring the indemnified party to admit liability, pay money, or take (or refrain from taking) any action, will require the indemnified party’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.

9.5Remedies.

(a)If Google reasonably believes the Services might infringe a third party’s Intellectual Property Rights, then Google will, at its sole option and expense, (i) procure the right for Customer to continue using the Services, (ii) modify the Services to make them non-infringing without materially reducing their functionality, or (iii) replace the Services with a non-infringing, functionally equivalent alternative. If the modification or replacement has a material adverse impact on Customer and materially and negatively impacts the quality or usefulness of the impacted Services, then the parties will discuss in good faith the terms of the Order Form for such impacted Services, and may re-negotiate in good faith the terms of the Order Form, including the associated Fees and Minimum Commitments.

(b)If Google does not believe the remedies in Section 9.5(a) are commercially reasonable, then Google may Suspend or terminate the impacted Services. If Google terminates Services under this

Section 9.5 (Remedies) or Suspension continues for a period longer than 30 days, then within 30 days of the date Google notifies Customer in writing of such termination or suspension and the parties will discuss in good faith the terms of the Order Form for such impacted Services, and may re-negotiate in good faith the terms of the Order Form, including the associated Fees and Minimum Commitments.

9.6Sole Rights and Obligations. Without affecting either party’s termination rights, this Section 9 (Indemnification) states the parties’ sole and exclusive remedy under the Agreement for any third-party allegations of Intellectual Property Rights infringement covered by this Section 9 (Indemnification).

10.Liability.

10.1Limited Liabilities.

(a)To the extent permitted by applicable law and subject to Section 10.2 (Unlimited Liabilities), neither party will have any Liability arising out of or relating to the Agreement for any
(i) indirect, consequential, special, incidental, or punitive damages or
(ii) lost revenues, profits, savings, or goodwill.

(b)Each party’s total aggregate Liability for damages arising out of or relating to the Agreement is limited to the lesser of (i) Fees Customer paid under the applicable Services Schedule during the 12 month period before the event giving rise to Liability (the “Liability Cap”) and (ii) $15 million USD.

10.2Unlimited Liabilities. Nothing in the Agreement excludes or limits either party’s Liability for:

(a) death or personal injury resulting from its negligence or the negligence of its employees or agents;
(b) its fraud or fraudulent misrepresentation;
(c) its breach of the licenses granted under the Google Maps Platform Rides and Deliveries Solution Service Schedule Section 2 (Using the Services) and Appendices 1 (End User Map Usage Exception), 2 (Exception for Navigation Applications and Service Failures), 3 (Caching Solution), and 4 (Content Usage Framework);
(d) in the case of Google, Google’s breach of its obligations under the Google Maps Platform Rides and Deliveries Solution Service Schedule Section 3.2 (Data Use Restrictions);
(e) its infringement of the other party’s Intellectual Property Rights;
(f) its payment obligations under the Agreement; or
(g) matters for which liability cannot be excluded or limited under applicable law.

11.Term and Termination.

11.1Agreement Term. The Agreement is effective from the Effective Date until it expires or is terminated in accordance with its terms (the “Term”).

11.2Termination for Convenience. Customer may terminate an Order Form for convenience to the extent expressly permitted in an applicable Order Form.

11.3Termination for Breach.

(a)Termination of an Order Form. Either party may terminate an Order Form if the other party is in material breach of the applicable Services Schedule and fails to cure that breach within 30 days after receipt of written notice, subject to Section 11.3(c) (Extended Cure Period) and 11.3(d) (Termination for End User Breaches). Payments following termination by Customer for Google’s uncured material breach of an Order Form will be governed by the terms of the applicable Order Form.

(b)Termination of the Agreement. Either party may terminate the Agreement if the other party (i) is in material breach of the Agreement and fails to cure that breach within 30 days after receipt of written notice, subject to Section 11.3(c) (Extended Cure Period) and 11.3(d) (Termination for End User Breaches), (ii) ceases its business operations, or (iii) becomes subject to insolvency proceedings and such proceedings are not dismissed within 90 days.

(c)Extended Cure Period. If a breach under Section 11.3(a)(Termination of an Order Form) or 11.3(b)(i) (Termination of the Agreement) is capable of being cured but not capable of being cured within such 30 day period, and the breaching party has commenced and diligently continues its actions to cure such breach, then the cure period will be extended to 60 days.

(d)Termination for End User Breaches. Google may not terminate an Order Form or the Agreement under Sections 11.3(a)(Termination of an Order Form) or 11.3(b)(i) (Termination of the Agreement) to the extent Customer’s material breach of the Services Schedule or Agreement (as applicable) is caused by End Users’ noncompliance with the Agreement, subject to the following:

(i)Customer maintains industry standard security and user authorization measures to its Customer Applications and External Products;
(ii)Customer takes reasonable steps to ensure End Users are complying with the Agreement; and
(iii)Customer reasonably demonstrates to Google that Customer is taking reasonable steps to remedy the End User’s non-compliance.

11.4Effects of Termination.

(a)Effectiveness of Order Form Terminations. If the Agreement terminates or expires, then all Services Schedules and Order Forms also terminate or expire. If an Order Form terminates or expires, then after that Order Form’s applicable Wind Down termination or expiration effective date, (a) all rights and access to the Services under that Order Form will terminate, unless otherwise described in the applicable Services Schedule, and (b) Google will send Customer a final invoice (if applicable) for payment obligations under that Order Form. Termination or expiration of one Order Form will not affect other Order Forms.

(b)Rides and Deliveries Order Form. If the Google Maps Platform Rides and Deliveries Order Form terminates or expires, then, Customer must delete any cached Google Maps Content and any content based on or derived from that Google Maps Content except as expressly permitted in Appendix 4 (Derived Content) of the Rides and Deliveries Services Schedule.

11.5Wind Down. If the Agreement or an Order Form are terminated for any reason, then the parties will promptly cooperate in good faith to develop and execute against a plan to enable Customer to transition off the affected Service(s) in order to minimize business disruption (“Wind Down”), subject to the following:

(a)Unless otherwise agreed by the parties in writing, the Wind Down will be for a period of no more than six (6) months in length.

(b)Google will continue to provide the Services during the Wind Down and Customer will remain responsible for all Fees incurred during the Wind Down, payable in accordance with Section 3 (Payment Terms). For clarity, continuation of the Services under this Wind Down into a subsequent commitment period (as defined in Section 9 of the Google Maps Platform Rides and Deliveries Solution Order Form) will not trigger the correlative total commitment for such commitment period.

(c)The Agreement’s terms that were in effect immediately prior to the time of termination will continue to apply during the Wind Down, including Google’s rights to Suspend Services under the Agreement.

(d)If Google terminates the Agreement or an Order Form under Section 11.3 (Termination for Breach) for Customer’s breach of its payment obligations, then Customer must cure such breach or Google may Suspend Services during the Wind Down.

(e)If Google terminates the Agreement or an Order Form under Section 11.3 (Termination for Breach) for any other reason than Customer’s breach of its payment obligations, then Customer will use commercially reasonable efforts during the Wind Down period to cure such breach.

(f)Customer and Google will work together in good faith to ensure Customer is in compliance with the terms of the Agreement upon the expiration date of the Wind Down, and Customer will certify its compliance upon such expiration date.

(g)At the end of the Wind Down, Google will have no further obligation to provide the terminated Services and will cease providing such Services without any further notice.

11.6Survival. The following Sections will survive expiration or termination of the Agreement: Section 3 (Payment Terms), Section 4 (Intellectual Property), Section 5 (Confidentiality), Section 8 (Disclaimer), Section 9 (Indemnification), Section 10 (Liability), Section 11.4 (Effects of Termination), Section 12 (Miscellaneous), Section 13 (Definitions), and any additional sections specified in the applicable Services Schedule.

12.Miscellaneous.

12.1Notices. Google will provide notices under the Agreement to Customer by sending an email to the Notification Email Address. Customer will provide notices under the Agreement to Google by sending an email to legal-notices@google.com. Notice will be treated as received when the email is sent. Customer is responsible for keeping its Notification Email Address current throughout the Term.

12.2Emails. The parties may use emails to satisfy written approval and consent requirements under the Agreement.

12.3Assignment. Neither party may assign the Agreement without the written consent of the other, except to an Affiliate as part of an internal restructuring or reorganization if: (a) the assignee has agreed in writing to be bound by the terms of the Agreement; (b) the assignee did not become an Affiliate through a corporate buy-out, merger, acquisition, consolidation, asset sale or other similar transaction; and (c) the assigning party has provided reasonable written notice to the other party. Any other attempt to assign is void.

12.4Change of Control. If a party experiences a change of Control other than an internal restructuring or reorganization, then (a) that party will give written notice to the other party within 30 days after the change of Control and (b) Google may immediately terminate the Agreement at any time after it receives that written notice if the change of Control results in a successor Customer entity that is a current or potential competitor of the Google Maps business, in Google’s reasonable discretion. Before exercising its right to terminate the Agreement for a change of Control, the parties will convene an executive level meeting to discuss Google’s concerns within 10 business days after Google notifies Customer in writing of its intention to terminate the Agreement. Google may terminate the Agreement if the executive level review does not take place within 10 business days or if the parties are unable to resolve Google’s concerns.

12.5Force Majeure. Other than obligations to make payments when due, neither party will be liable for failure or delay in performance of its obligations to the extent caused by circumstances beyond its reasonable control, including acts of God, natural disasters, terrorism, riots, or war (a “Force Majeure Event”). If there is a Force Majeure Event, then the excused party will promptly provide written notice to the other party and will use commercially reasonable efforts to recommence performance. For clarity, the COVID-19 pandemic will not be considered a Force Majeure Event unless circumstances beyond a party’s reasonable control relating to such pandemic arise on or after the Effective Date.

12.6Subcontracting. Google may subcontract obligations under the Agreement but will remain liable to Customer for any subcontracted obligations.

12.7No Agency. The Agreement does not create any agency, partnership, or joint venture between the parties.

12.8No Waiver. Neither party will be treated as having waived any rights by not exercising (or delaying the exercise of) any rights under the Agreement.

12.9Severability. If any part of the Agreement is invalid, illegal, or unenforceable, the rest of the Agreement will remain in effect.

12.10No Third-Party Beneficiaries. The Agreement does not confer any rights or benefits to any third party unless it expressly states that it does.

12.11Equitable Relief. Nothing in the Agreement will limit either party’s ability to seek equitable or injunctive relief.

12.12Dispute Resolution. Subject to Section 12.11 (Equitable Relief), the parties will attempt in good faith to resolve within 30 days any dispute or claim arising out of or in relation to this Agreement before filing a formal legal proceeding before a court or government tribunal.

12.13Governing Law. All claims arising out of or relating to the Agreement or the Services will be governed by California law, excluding that state’s conflict of laws rules, and will be litigated exclusively in the federal or state courts of Santa Clara County, California; the parties consent to personal jurisdiction in those courts.

12.14Amendments. Except as specifically described otherwise in the Agreement, any amendment to the Agreement must be in writing, expressly state that it is amending the Agreement, and be signed by both parties.

12.15Independent Development. Nothing in the Agreement will be construed to limit or restrict either party from independently developing, providing, or acquiring any materials, services, products, programs, or technology that are similar to the subject of the Agreement, provided that the party does not breach its obligations under the Agreement in doing so.

12.16Entire Agreement. The Agreement states all terms agreed between the parties, and supersedes any prior or contemporaneous agreements between the parties relating to the subject matter of the Agreement. In entering into the Agreement, neither party has relied on, and neither party will have any right or remedy based on, any statement, representation, or warranty (whether made negligently or innocently), except those expressly described in the Agreement. The Agreement includes URL links to other terms (including the URL Terms), which are incorporated by reference into the Agreement.

12.17Conflicting Terms. If there is a conflict among the documents that make up the Agreement, then the documents will control in the following order: the applicable Order Form, the applicable Services Schedule, the General Terms, and the URL Terms.

12.18Conflicting Languages. If the Agreement is translated into any other language, and there is a discrepancy between the English text and the translated text, the English text will control.

12.19Counterparts. The parties may execute the Agreement in counterparts, including facsimile, PDF, and other electronic copies, which taken together will constitute one instrument.

12.20Electronic Signatures. The parties consent to electronic signatures.

12.21Headers. Headings and captions used in the Agreement are for reference purposes only and will not have any effect on the interpretation of the Agreement.

13.Definitions.

“Affiliate” means (i) any entity that directly or indirectly Controls, is Controlled by, or is under common Control with a party or (ii) in the case of Customer, any entity that Customer controls greater than 20% of the voting rights or equity interests and that accesses the Services under this Agreement through Customer’s underlying technical infrastructure. For clarity, Careem Inc. is a Customer Affiliate and is not required to access the Services under the terms of the Agreement through Customer’s underlying technical infrastructure. If Customer requests to add additional Customer entities that do not otherwise qualify as Affiliates above, the parties will discuss such requests in good faith, and approval of which will not be unreasonably withheld or delayed.

“Anti-Bribery Laws” means all applicable commercial and public anti-bribery laws, including the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010, which prohibit corrupt offers of anything of value, either directly or indirectly, to anyone, including Government Officials, to obtain or keep business or to secure any other improper commercial advantage.

“AUP” means Google’s acceptable use policy as defined in the applicable Services Schedule.

“Authenticated End User” means an End User who (a) has created an account ID and password, (b) for Earners, passed a background check, and (c) passed Customer’s other customary authentication and security processes.

“BAA” or “Business Associate Agreement” is an amendment to the Agreement covering the handling of Protected Health Information (as defined in HIPAA).

“Brand Features” means each party’s trade names, trademarks, logos, domain names, and other distinctive brand features.

“Confidential Information” means any business, technical, or other information that one party or its Affiliates, or the Delegates of such party or its Affiliates (“Disclosing Party”) discloses to the other party or its Affiliates, or the Delegates of such party or its Affiliates (“Recipient”) under the Agreement, and that is marked as confidential or would normally be considered confidential information under the circumstances. Confidential Information does not include information that is independently developed by the recipient, is shared with the recipient by a third party without confidentiality obligations, or is or becomes public through no fault of the recipient.

“Commercial End User” means an End User that is an organization or business entity (e.g., an enterprise, corporation, partnership, governmental agency, and municipality) and not a private individual.

“Control” means control of greater than 50% of the voting rights or equity interests of a party.

“Customer Application” has the meaning described in the Services Schedule.

“Customer Indemnified Materials” has the meaning described in the applicable Services Schedule.

“Customer Trademark Guidelines” means the then-current Uber Brand Guidelines available at https://brand.uber.com/.

“Delegates” means the Recipient’s employees, Affiliates, agents, or professional advisors.

“Effective Date” means the date of the last party’s signature of the General Terms.

“End User” or “Customer End User” means an individual, company or other organization or entity that Customer permits to use the Services or a Customer Application, including all rideshare customers, delivery customers (including restaurants and eaters), Earners, fleet vehicle providers, freight carriers and shippers.

“Export Control Laws” means all applicable export and re-export control laws and regulations, including (a) the Export Administration Regulations (“EAR”) maintained by the U.S. Department of Commerce, (b) trade and economic sanctions maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, and (c) the International Traffic in Arms Regulations (“ITAR”) maintained by the U.S. Department of State.

“Fees” means the product of the amount of Services used or ordered by Customer multiplied by the Prices, plus any applicable Taxes.

“Google Indemnified Materials” has the meaning described in the applicable Services Schedule.

“Google Maps Content” has the meaning described in the applicable Services Schedule.

“Google Trademark Guidelines” means (1) the then-current Google Brand Terms and Conditions at https://www.google.com/permissions/trademark/brand-terms.html; and (2) the “Use of Trademarks” section of the then-current “Using Google Maps, Google Earth and Street View” permissions page at https://www.google.com/permissions/geoguidelines.html#geotrademarkpolicy.

“High Risk Activities” means activities where the failure of the Services could lead to death, serious personal injury, or severe environmental or property damage.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 as it may be amended from time to time, and any regulations issued under it.

“including” means including but not limited to.

“Indemnified Liabilities” means any (a) settlement amounts approved by the indemnifying party, and (b) damages and costs finally awarded against the indemnified party and its Affiliates by a court of competent jurisdiction.

“Intellectual Property” or “IP” means anything protectable by an Intellectual Property Right.

“Intellectual Property Right(s)” means all patent rights, copyrights, trademark rights, rights in trade secrets (if any), design rights, database rights, domain name rights, moral rights, and any other intellectual property rights (registered or unregistered) throughout the world.

“Legal Process” means an information disclosure request made under law, governmental regulation, court order, subpoena, warrant, governmental regulatory or agency request, or other valid legal authority, legal procedure, or similar process.

“Liability” means any liability, whether under contract, tort (including negligence), or otherwise, regardless of whether foreseeable or contemplated by the parties.

“Notification Email Address” has the meaning described in the applicable Services Schedule.

“Order Form” has the meaning described in the applicable Services Schedule.

“Order Term” means the period of time starting on the Services Start Date for the Services and continuing for the period indicated on the Order Form unless terminated in accordance with the Agreement.

“Payment Due Date” means 30 days from the invoice date.

“Prices” has the meaning described in the applicable Services Schedule. Unless described otherwise in the applicable Services Schedule, Prices do not include Taxes.

“Service Level Agreement” or “SLA” has the meaning described in the Services Schedule.

“Services” has the meaning described in the applicable Services Schedule.

“Services Schedule(s)” means a schedule to the Agreement with terms that apply only to the services and software (if applicable) described in that schedule.

“Services Start Date” means either the start date described in the Order Form or, if none is specified in the Order Form, the date Google makes the Services available to Customer.

“Software” has the meaning described in the Services Schedule (if applicable).

“Suspend” or “Suspension” means disabling access to or use of the Services or components of the Services.

“Taxes” means all government-imposed taxes, except for taxes based on Google’s net income, net worth, asset value, property value, or employment.

“Third-Party Legal Proceeding” means any formal legal proceeding filed by an unaffiliated third party before a court or government tribunal (including any appellate proceeding).

“Unauthenticated End User” means an End User of an external Customer Application that is made available to the general public (e.g., an application hosted on the Apple App Store or Google Play Store) who does not qualify as an Authenticated End User.

“URL” means a uniform resource locator address to a site on the internet.

“URL Terms” has the meaning described in the Services Schedule.

“Use Restrictions” means the restrictions in Section 2.3 (Use Restrictions) of these General Terms and any additional restrictions on the use of Services described in a section entitled “Additional Use Restrictions” in the applicable Services Schedule.

Signed by the parties’ authorized representatives on the dates below.

Google	Customer
By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

Google Maps Master Agreement
Google Maps Platform Rides and Deliveries Solution Service Schedule

This Google Maps Platform Rides and Deliveries Solution Service Schedule (the “Rides and Deliveries Services Schedule”) supplements and is incorporated by reference into the Google Maps Master Agreement. This Rides and Deliveries Services Schedule applies solely to the Services identified in this Services Schedule and is effective so long as there is an active Order Form for the Services. Terms defined in the General Terms apply to this Services Schedule.

1.Administering the Services.

1.1Accounts. Customer must have an Account. Customer is responsible for: (a) the information it provides in connection with the Account; (b) maintaining the confidentiality and security of the Account and associated passwords; and (c) any use of its Account.

1.2Admin Console; Projects; API Keys. Customer will administer the Services through the online Admin Console. To access the Services, Customer must create Project(s) and use its API key(s) in accordance with the Documentation.

1.3Customer Domains and Applications. Customer must list in the Admin Console each authorized domain and application that uses the Services. Customer is responsible for ensuring that only authorized domains and applications use the Services.

2.Using the Services.

2.1License Grant.

(a)License to Customer. Subject to the Agreement’s terms, Google grants to Customer a non-sublicensable, non-transferable, non-exclusive license to use the Services in the Allowed Territory: (i) in connection with Trips in Customer Application(s) owned or operated by Customer, and (ii) to allocate, dispatch, and track Assets in Customer Application(s).

(b)Use of the Services by Customer’s Affiliates. Customer may allow Customer’s Affiliates to use the Services under the Account, subject to the following:

(i)[***]

(ii)[***]

(iii)[***]

2.2License Requirements and Restrictions. The following are conditions of the license granted in Section 2.1 (License Grant). In this Section 2.2 (License Requirements and Restrictions), the phrase “Customer will not” means “Customer will not and will not permit a third party to.”

2.2.1Requirements for Using the Services.

(a)End User Terms and Privacy Policy.

(i)The Customer Privacy Notice will, within 90 days of the Services Start Date, notify End Users that End User Personal Data is collected and used by Google to provide and improve Google Maps and other Google location features and content.
(ii)Google may notify Customer in writing if it determines that End Users of the Customer Application have failed to comply with applicable terms of the Google Maps/Google Earth Additional Terms of Service. Upon receipt of such notice, Customer will take appropriate enforcement action, which may include suspending or terminating those End Users’ use of Google Maps features and content in the Customer Application.
(iii)Customer is responsible for ensuring that each End User accepts the Service’s in-product terms and conditions and/or Privacy Notice prior to using the Services in the Customer Application, provided that Customer is not required to re-obtain such acceptance from End Users who have already accepted Customer’s terms and conditions.
(iv)Customer and Google will work together on ensuring Customer’s Application is in compliance with this Section.

(b)Attribution. Customer will display all attribution that (i) Google provides through the Services (including branding, logos, and copyright and trademark notices); or (ii) is specified in the Acceptable Customer Implementation Policy and the Service Specific Terms. Customer will not modify, obscure, or delete such attribution. Google may only make commercially reasonable updates to attribution requirements that Google provides through the Services. If Google modifies such attribution requirements in a manner that impedes or otherwise negatively impacts the usability of the Customer Application or causes End User confusion about brands and services, including the Services and the Customer Applications, then the parties will convene an executive level review to discuss Customer’s concerns in good faith within 10 business days after Customer notifies Google in writing.

(c)Search Results Integrity. For the avoidance of doubt, Customer may alter, modify, reorder, augment or otherwise use search results from the Services subject to the Agreement’s terms. Customer will notify End Users if Customer engages in any of the foregoing with any of the search results from the Services.

(d)Review of Customer Applications. If Google reasonably believes a Customer Application is non-compliant with this Agreement, Google and Customer agree to review the Customer Application, in good faith, to assess whether or not such Customer Application is compliant, and what measures, if any, would be necessary and appropriate to address Google’s concerns and to enable the Customer Application to be compliant with the Agreement.

(e)Customer Application Compatibility with Transaction Recorder.

(i)Customer must complete the ITS before launching the Transaction Recorder under the Agreement.
(ii)Customer will (a) accurately report Billable Transactions using the Transaction Recorder and (b) only use the Services to generate Billable Transactions except as specified in Section 2.2.1(e)(iii) and [***].
(iii)Customer must generate a unique transaction ID when using the Services as required by the Documentation. For clarity, transaction IDs may be generated that will not result in a completed Trip (“Unbillable Trips”). Unbillable Trips will not be included in Billable Transactions reporting, invoicing or payments.

(f)Requests to the Services. Customer must make at least one request to the applicable Service for each unique Google data element used in a Trip. For example, if Customer uses a Google place name and ETA in a Trip, then Customer will make at least one request to the Places API for place name and Directions API for ETA.

2.2.2Restrictions against Misusing the Services (Additional Use Restrictions).

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2.2.3Temporary Suspension.

(a)For License Restrictions Breaches.

(i)Allegations of Breach and Suspension. If Google becomes aware that Customer may be in breach of Section 2.2 (License Requirements and Restrictions), Google will notify Customer of its concern that there may be a breach in writing. If Customer fails to correct the breach within 10 business days after notification (unless otherwise agreed in writing), Google may Suspend the Services. Google will restore the Suspended Services if Customer has demonstrated the breach has been corrected.

(ii)Meet and Confer. Before any Suspension under Section 2.2.3(a)(i) (Allegations of Breach and Suspension), the parties will convene an executive level review within 5 business days after Google notifies Customer in writing to address the alleged breach in a good faith attempt to avoid such Suspension, subject to the following sentence. Google may Suspend the Services if the executive level review does not resolve the matter within the 10 day period after Google provides Customer with written notice described in Section 2.2.3(a)(i) (Allegations of Breach and Suspension).

(b)For AUP Breaches or Emergency Suspension. Google may Suspend Services as described in Subsections (i) (AUP Breaches) and (ii) (Emergency Suspension) below. Any Suspension under those Subsections will be to the minimum extent and for the shortest duration required to: (1) prevent or terminate the offending use, (2) prevent or resolve the Emergency Security Issue, or (3) comply with applicable law.

(i)    AUP Breaches. If Google becomes aware that Customer’s or any End User’s use of the Services breaches the AUP, Google will give Customer notice of such breach by requesting that Customer promptly correct the breach. If Customer fails to correct such breach within the AUP Notice Period or if Google is otherwise required by applicable law to take action, then Google may Suspend all or part of Customer’s use of the Services. Google will promptly restore the Suspended Services if Customer has demonstrated the breach has been corrected.
(ii)    Emergency Suspension. Google may immediately Suspend Customer’s use of the Services if (1) there is an Emergency Security Issue or (2) Google is required to Suspend such use immediately to comply with applicable law. Unless prohibited by applicable law, Google will notify Customer of the basis for the Suspension as soon as is reasonably possible, but in any event no later than 48 hours after the commencement of the Suspension. Google will restore the Suspended Services once the Emergency Security Issue has been resolved. If the Suspension continues for more than 7 days, then the parties will discuss in good faith the terms of the Order Form for such impacted Services, and may re-negotiate in good faith the terms of the Order Form, including the associated Fees and Minimum Commitments.
3.Data Use, Protection, and Privacy.

3.1Data Use and Retention. To provide the Services through the Customer Application(s), Google collects and receives data from End Users and Customer (collectively, “Service Data”), including search terms, IP addresses, and latitude/longitude coordinates. Customer acknowledges and agrees that Google and its Affiliates may use and retain this data to provide and improve Google products and services, subject to the then-current Google Privacy Policy at https://www.google.com/policies/privacy/.

3.2Data Use Restrictions.

(a)No Data Isolation. Google and its Affiliates will not isolate Service Data, except as required for (i) debugging and abuse detection purposes, (ii) assessing the performance of the Services as it relates to Customer's use of the Services, or (iii) improving the quality of the Services for Customer's sole benefit. For clarity, Google will not isolate Service Data to develop a competitive ridesharing or delivery product or service. For purposes of this paragraph, “isolate” includes but is not limited to creating databases or other repositories of Service Data, performing queries or analyses of Service Data based on tags or attributes indicating that the data was collected, received or derived from Customer or End Users, or aggregating such data unless aggregated with the like data of other customers and end users.

(b)No Disclosure of Data To Third Parties. Google will not disclose Service Data with any third parties except for (i) Affiliates and temporary employees, contractors, or vendors in accordance with the terms of the Agreement or (ii) in accordance with Legal Process described in General Terms Section 5.1 (Use and Disclosure of Confidential Information), unless such data has been aggregated with the like data of other customers and anonymized such that it is not reasonably possible to identify Customer or End Users.

(c)No Deriving PII or Device Identifiers. Google and its Affiliates will not attempt to derive any personally identifiable information or device identifiers from Service Data. For clarity, Google may receive personally identifiable information from Customer and End Users and may generate and process data in association with such personally identifiable information as described in Services Schedule Section 3.1 (Data Use and Retention). For purposes of this Agreement, “personally identifiable information” means any Personal Data that identifies an individual, such as name, home address, email address, phone number, government identifier, or other identifiers.

(d)No Identifying End Users Using Other Data. Google and its Affiliates will not identify an End User by combining Service Data with data that Google collects about End Users outside of this Agreement via other Google products and services.

(e)Data Protection Requirements. Google will apply reasonable and appropriate technical and organizational measures designed to meet the data minimization and purpose limitation principles consistent with Article 5 of the GDPR to all Service Data.

3.3European Data Protection Terms. Google and Customer agree to the then-current Google Maps Controller-Controller Data Protection Terms at https://cloud.google.com/maps-platform/terms/maps-controller-terms, except that Section 9.2(c) of the terms will not apply.

3.4End User Privacy Requirements.

(a)End User Privacy. Customer’s use of the Services in the Customer Application will comply with applicable privacy laws, including laws regarding Services that store and access Cookies on End Users’ devices. If the Services are made available through the Customer Application to End Users in the European Economic Area, Customer will comply with the then-current EU End User Consent Policy at https://www.google.com/about/company/user-consent-policy.html.

(b)End User Personal Data. Customer will not intentionally provide more End User Personal Data to Google than is necessary for Google to provide the Services.

3.5Non-restriction of Use of Service Data; Compliance Certification.

(a)Use of Service Data. Customer may use Service Data in its possession to develop, operate and support Customer and Customer’s Affiliates' businesses, including the development of products and services that compete with Google products and services, and that do not knowingly use Google Maps Content in such activities. Service Data does not include Google Maps Content and Customer’s use of Google Maps Content is governed by the terms of the Agreement, including Section 2.2.2 (Restrictions against Misusing the Services) and Appendices 1 (End User Map Usage Exception), 2 (Exception for Navigation Applications and Service Failures), 3 (Caching Solution), and 4 (Content Usage Framework).

(b)Compliance Certification. Every 6 months, Customer will provide Google with a certification of its compliance with the terms of this Agreement relating to its use of Google Maps Content, signed by an executive authorized to bind Customer, in the form attached as Appendix 5 (Compliance Certification Form). Within 30 days after the Agreement expires or terminates, Customer will provide a final certification covering its compliance until the end of the Term and providing assurance that it will comply with General Terms Section 11.4 (Effects of Termination).

4.Intellectual Property Ownership. Except as expressly stated otherwise in this Agreement, neither party will acquire any rights, title or interest, in any of the Intellectual Property Rights belonging to the other party. As between the parties, Customer owns all Intellectual Property Rights in the Customer Applications, and Google owns all Intellectual Property Rights in the Services.

5.Third-Party Legal Notices and License Terms. Certain components of the Services (including open source software) are subject to third-party copyright and other intellectual property rights, as specified in:

(a)the then-current Google Maps/Google Earth Legal Notices at https://www.google.com/help/legalnotices_maps.html; and

(b)separate, publicly-available third-party license terms, which Google has provided to Customer as of the Effective Date. If such license terms applicable to Google Maps Content change after the Effective Date, Google will inform Customer and provide the updated terms.

6.Updates to Services and Terms.

6.1Terms. Google may change the URL Terms, subject to the following:

(a)Notification of Material Changes. Google will notify Customer of any material change to the URL Terms.

(b)When Changes take Effect. Material changes to the URL Terms will become effective 60 days after notice is given, except that (i) materially adverse SLA changes will become effective 90 days after notice is given; and (ii) changes applicable to new Services or functionality, or required by a court order or applicable law, will be effective immediately.

(c)Objection to Changes.

(i) If a change to the URL Terms (other than as described in Section 6.1(b)(ii)) has a material adverse impact on Customer, then Customer may object to the change by notifying Google within 30 days after Google provides notice.

(ii) If Customer so notifies Google, then Customer will remain governed by the URL Terms in effect immediately before the change until the earlier of: (1) the end of the then-current Order Term; or (2) 12 months after the notice was given.

(iii) If Customer objects to a change under Section 6.1(c) and the change materially and negatively impacts the quality or usefulness of the impacted Services, then unless Google agrees in writing that such change will not apply to Customer under this Agreement, the parties will discuss in good faith the terms of the Order Form for such impacted Services, and may re-negotiate in good faith the terms of the Order Form, including the associated Fees and Minimum Commitments.

6.2Services.

(a)Changes to Services. Subject to Section 6.2(b) (Deprecation Policy), Google may make changes to the Services, which may include adding, updating, or discontinuing any Services or portion or feature(s) of the Services. Google will notify Customer of any material change to the Services.

(b)Deprecation Policy. Google will notify Customer at least 12 months before a Significant Deprecation unless Google reasonably determines that (i) Google is not permitted to do so by law or by contract (including if there is a change in applicable law or contract) or (ii) continuing to provide the Service that is subject to the Significant Deprecation could create a (1) security risk or (2) substantial economic or technical burden. Google will notify Customer at least 30 days before a Significant Deprecation caused by a change of contract.

(c)Material Impact Renegotiation. If the change or deprecation of Services described in Sections 6.2(a) (Changes to Services or 6.2(b) (Deprecation Policy) has a material adverse impact on Customer and materially and negatively impacts the quality or usefulness of the impacted Services, the parties will discuss in good faith the terms of the Order Form for such impacted Services, and may re-negotiate in good faith the terms of the Order Form, including the associated Fees and Minimum Commitments.

7.Technical Support.

(a)By Google. Google will provide Technical Support Services to Customer in accordance with the Google Technical Support Services Guidelines. The Hours of Operations are 24 hours per day, 7 days per week.

(b)By Customer. Customer is responsible for technical support of its Customer Applications and Projects.

(c)Malfunctions. If a party becomes aware of a Malfunction then (i) that party will promptly notify the other party and (ii) the parties will cooperate to troubleshoot and promptly correct the Malfunction.

8.Advertising. Google will not implement a default configuration that displays advertisements served by Google. In its sole discretion, Customer may opt-in to configure the Service to either display or not display advertisements served by Google.

9.Benchmarking.

9.1Test Requirements. Customer may only conduct benchmarking tests of Services, and Google Maps Content, (each a “Test”) if: (a) the purpose of the Test is for Customer to make decisions about the usage and utilization of the Service based on the Test results, or for Customer to identify areas of improvement for the Services (including risk assessments and evaluation of outages) (the

“Benchmarking Purposes”), (b) Customer provides Google with prior notice that it is performing a Test, and (c) Customer does not share the Test results with third parties other than its Delegates who have a need to know and who are bound by confidentiality obligations at least as restrictive as General Terms Section 5 (Confidentiality). Customer and its Delegates may only use the Test results for Benchmarking Purposes.

9.2Test Results. If based on Test results Customer anticipates any modification(s) to its use of the Services that will result in either a substantive increase or decrease of the Customer’s use of the Services, then Customer will use good faith efforts to notify Google in advance and provide Customer’s rationale for such modification. Customer will engage in good faith discussions with Google about how the Services may be improved to address Customer’s concerns and requirements.

10.Amendments to General Terms. [Reserved].

11.Quarterly Business Planning. During the Term of this Agreement, Google and Customer will meet quarterly to discuss the Services (a “Quarterly Business Plan”). Quarterly Business Plans will be conducted at reasonable agreed times and may be conducted by telephone or in person, as agreed by the parties. Any responses and documentation provided by the parties during Quarterly Business Plans will be treated as Confidential Information. Google and Customer will agree to an agenda for Quarterly Business Plans, but each Quarterly Business Plan may include discussions on the following:
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12.Survival. The following sections of this Services Schedule will survive expiration or termination of this Services Schedule: Section 3 (Data Use, Protection, and Privacy), Section 4 (Intellectual Property Ownership), Section 5 (Third-Party Legal Notices and License Terms), Section 9 (Benchmarking), Section 14 (Additional Definitions), and Appendix 4 (Content Usage Framework).

13.Termination of Previous Agreements. If Google and Customer have previously entered into a Maps API Agreement, that agreement will terminate on the Services Start Date and be replaced with this Agreement.

14.Additional Definitions.

"Acceptable Customer Implementation Policy" means the then-current policy pages at https://developers.google.com/maps/documentation/one_per_ride/impl_policy.

“Account” means Customer’s Google Cloud Console Account that is used to access the Google Maps Services.

“Admin Console” means the online console(s) and tool(s) provided by Google to Customer for administering the Services.

[***]

"Allowed Territory" means the countries listed on the Google Maps Platform Rides and Deliveries Order Form that Customer is authorized to use the Services with the Customer Application. The Allowed Territory expressly excludes the Prohibited Territory.

“AUP” means the then-current Acceptable Use Policy for the Services at: https://cloud.google.com/maps-platform/terms/aup/.

“Assets” means vehicles, and other similar physical assets.

“AUP Notice Period” means either (a) 72 hours after Google’s notice to Customer of non-compliance or (b) 7 days after Google’s notice if Customer reasonably demonstrates to Google that Customer is taking reasonable steps to remedy the non-compliance.

“Billable Transaction” means [***].

“Books and Records” of a party means all files, documents, instruments, papers, books, computer files (including files stored on a computer's hard drive or other remote storage capabilities), electronic files and records in any other medium relating to Billable Transactions or the business, operations or condition of such party’s payments under this Agreement.

“Benchmarking” has the meaning described in the Service Specific Terms.

“Create Content” means to generate content by using Google Maps Content as an input (with or without other content).

“Customer Application” means any internal or external web page or application (including all source code and features) that (a) is owned or controlled by Customer; (b) implements the Transaction Recorder as required by the Reporting Requirements, and (c) is detailed on a Google Maps Rides and Deliveries Order Form.

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“Customer Indemnified Materials” means the Customer Application (excluding any open source software) and Customer Brand Features.

“Delivery” means the physical transport of goods or service workers, whether by an Earner or via pick-up by an End User.

[***]

“Documentation” means the then-current Services documentation at https://developers.google.com/maps/documentation and in the Services description at https://developers.google.com/maps/documentation/one_per_ride/list_services.

[***]
“Earner” means an End User that uses a Customer Application to provide Ride or Delivery services.

“Emergency Security Issue” means either: (a) Customer’s or an End User’s use of the Services in breach of the AUP, where such use could disrupt: (i) the Services, (ii) other customers’ or their customer end users’ use of the Services, or (iii) the Google network or servers used to provide the Services; or (b) unauthorized third party access to the Services.

“External Product” means a product or service that is licensed to, sold to, or otherwise made available to Commercial End Users.

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“Google Indemnified Materials” means Google’s technology used to provide the Services (excluding any open source software) and Google’s Brand Features.

“Google Maps Content” means any content provided through the Services (whether created by Google or its third-party licensors), including map and terrain data, imagery, ETAs, traffic data, and places data (including business listings), and includes Navigation Content.

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“HOV Services” means the following Services: Geocoding API, Geolocation API, Maps Elevation API, Maps Embed API, Maps JavaScript API, Maps SDK for Android, Maps SDK for iOS, Maps Static API, Places API, Places Library - Maps JavaScript API, Places SDK for Android, Places SDK for iOS, Origin Selection API, Street View API and Time Zone API.

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“ITS” or “Integration Test Suite” means the tests that confirm that the Customer Application has properly implemented the Transaction Recorder before Launch, as described at https://developers.google.com/maps/documentation/one_per_ride/test_suite.

“Malfunction” means that the Transaction Recorder is not accurately reporting the Billable Transactions.

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“Navigation Content” means the following Google Maps Content provided through the Services: (a) turn-by-turn navigation or route guidance; (b) traffic data (including events and road incidents), and (c) alternate routes.

“Navigation Query” means a request from the Customer Application, to the Services that returns real-time Navigation Content.

“Notification Email Address” means the email address(es) designated by Customer in the Admin Console.

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“Order Form” means an order form issued by Google and executed by Customer and Google specifying the Services Google will provide to Customer under this Services Schedule.

“Personal Data” has the meaning provided in the General Data Protection Regulation (EU) 2016/679 of the European Parliament and of the Council of April 27, 2016.

“Price” means the amounts agreed to in an Order Form under this Rides and Deliveries Services Schedule.

“Prohibited Territory” means the then-current countries listed at https://cloud.google.com/maps-platform/terms/maps-prohibited-territories/. South Korea is a Prohibited Territory only for the Navigation Service.

“Project” means a Customer-selected grouping of Services resourced for a particular Customer Application.

“Ride” means the physical transport of person(s).

“Reporting Requirements” means the then current requirements and specifications described at https://developers.google.com/maps/documentation/one_per_ride/reporting_requirements.

“Region” means the territories, including the specific Countries listed at https://developers.google.com/maps/documentation/one_per_ride/pricing.

“Services” means the then-current Google Maps Platform Rides and Deliveries Solution described at: https://developers.google.com/maps/documentation/one_per_ride/list_services and a copy of such Services in effect as of the Effective Date is attached as Appendix 6 of this Services Schedule for reference only. The Services include [***].

“Service Specific Terms” means the then current terms specific to one or more Services described at https://developers.google.com/maps/documentation/one_per_ride/service_terms.

“Significant Deprecation” means a material discontinuance or backwards incompatible change to the Services.

“SLA” means each of the then-current service level agreements described at https://developers.google.com/maps/documentation/one_per_ride/sla.

“Software” means any downloadable tools, software development kits, or other computer software provided by Google for use as part of the Services, including updates.

“Technical Support Services” or “TSS” means the technical support service provided by Google to Customer under the then-current Maps Technical Support Services Guidelines.

“Technical Support Services Guidelines” or “TSS Guidelines” means the then-current technical support service guidelines at https://cloud.google.com/maps-platform/terms/tssg/.

“Transaction Recorder” is the software interface as described in the Reporting Requirements that Customer must use to record Billable Transactions.

“Trip” means a Ride or Delivery, as applicable.

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“URL Terms” means the following, which will control in the following order if there is a conflict:

(a)the Service Specific Terms;

(b)the Acceptable Customer Implementation Policy;

(c)Reporting Requirements;

(d)the SLA;

(e)the AUP;

(f)the Maps Technical Support Services Guidelines;

(g)the Prohibited Territory;

(h)the Google Maps/Google Earth Legal Notices at https://www.google.com/help/legalnotices_maps.html; and

(i)the Google Maps/Google Earth Additional Terms of Service at https://maps.google.com/help/terms_maps.html.

Appendix 1: End User Map Usage Exception.

Subject to the conditions described below, Customer may save latitude and longitude coordinates only:

(a)when an End User moves a pin on a Google Map within the Customer Application and saves the pin location in their End User account; or
(b)when an End User selects a previously saved pin location, provides user provided content like name or label to the saved pin, or any optional metadata associated with the pin in their End User account;
(c)for as long as the End User retains the saved locations within their End User account;
(d)when an End User saves the user-provided content like name and any optional metadata associated with a pin location to their End User account from within the Customer Application; and
(e)in a country that is not a Prohibited Territory.

Customer may continue to save such latitude and longitude coordinates after the expiration or termination of this Agreement as long as the End User continues to retain such saved locations within their End User account. For clarity, Customer will delete such saved latitude and longitude coordinates once the End User ceases to retain the saved locations within their End User account.

Appendix 2: Exception for Navigation Applications and Service Failures

1.Navigation Application Exceptions. As described in Table 2.1 (Navigation Application Exceptions), if Customer makes a request to an applicable Service, then Customer may use certain Google Maps Content from that request within the Approved Customer Application in Approved Countries for the applicable Billable Transaction.
Table 2.1 (Navigation Application Exceptions)

Approved Customer Application	Services	Google Maps Content	Approved Countries
Uber Driver App	Places API, Geocoding API	geometry.location.lat, geometry.location.lng	All countries except Prohibited Territories
Third Party Navigation Apps	Places API, Geocoding API	geometry.location.lat, geometry.location.lng	All countries except Prohibited Territories

2.Service Failure Exceptions. If Customer makes a request to an applicable Service described in Table 2.2 (Service Failure Exceptions) in connection with a Trip and that Service is unavailable for a period of 3 seconds or returns an error (a “Service Failure”), then subject to Section 2(c) of this Appendix, Customer may for the duration of the Trip:

(a)Display certain Google Maps Content from the applicable Services on a non-Google Map in a Customer Application described in Table 2.2 (Service Failure Exceptions). For clarity, during a Service Failure Customer may not extract place_name and address from Places API, or ETA and share it with another party or partner.
Table 2.2 (Service Failure Exceptions)

Services	Google Maps Content
Places API	name
Places API	address_components[ ] formatted_address
Places API	geometry.location.lat, geometry.location.lng
Directions API, Distance Matrix API, Routes Preferred APIs	ETA

(b)Customer may simulate Service Failures up to a maximum of [***]% of Billable Transactions per month (a “Simulated Service Failure”). The terms applicable to Service Failures apply to Simulated Service Failures. For clarity, Simulated Service Failures will be Billable Transactions.
(c)If Customer experiences a Service Failure for greater than [***]% of its Billable Transactions in a calendar quarter, then Customer will raise to Google and discuss the Service Failures during the Quarterly Business Plan for the applicable calendar quarter.

Appendix 3: Caching Solution

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Appendix 4 (Content Usage Framework)

Customer may Create Content, subject to Appendix 3 (Caching Solution) and the following:

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Appendix 5 (Compliance Certification Form)

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Appendix 6 (List of Services)

Confidential material: This page is confidential. Do not share or discuss until authorized to do so.

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Home > Products > Google Maps Platform Rides and Deliveries Solution > Documentation

List of Services

The following table lists all of the individual Google Maps Platform Rides and Deliveries Solution.

Included Service	Description
Directions API	Calculates directions between an origin and destination.
Distance Matrix API	Calculates travel distance and time for a matrix of origins and destinations.
Geocoding API	Provides geocoding and reverse geocoding of locations.
Geolocation API	Calculates location based on specified cell towers or WiFi nodes.
Journey Sharing	Enables Customer to create a trip tracking experience, so consumers can visualize their assigned vehicle's position, route, and estimated time of arrival (ETA) for pickup and drop-off locations.
Maps Elevation API	Reports elevation data for a location.
Maps Embed API	Enables embedding an interactive map, or street view panorama, on your website with a simple HTTP request.
Maps JavaScript API	Enables adding maps to web pages based on Google Maps data.
Maps SDK for Android	Enables adding maps to an Android application based on Google Maps data.
Maps SDK for iOS	Enables adding maps to an iOS application based on Google Maps data.
Maps Static API	Enables creating a static map image, based on URL parameters sent using a standard HTTPS request.
Navigation	Provides turn-by-turn navigation embedded in the partner's application, and allows drivers to obtain routing guidance.
Nearby Drivers	Enables tracking vehicle locations, and the ability to identify available vehicles near a specified location based on a set of vehicle characteristics and conditions.
Origin Selection API	Locates the consumer, and determining the best place for the vehicle to meet them. The Origin Selection API will be available as an Alpha release no later than Q1 2020.
Places API	Returns information about places (establishments, geographic locations, and prominent points of interest).
Places Library, Maps JavaScript API	Returns information about places (establishments, geographic locations, and prominent points of interest).
Places SDK for Android	Returns information about places (establishments, geographic locations, and prominent points of interest).
Places SDK for iOS	Returns information about places (establishments, geographic locations, and prominent points of interest).
Roads API	Associates location coordinates with roads.
Routes Preferred APIs	Includes the Directions Preferred API and the Distance Matrix Preferred API, which are faster, more reliable versions of the Directions API and the Distance Matrix APIs. Includes increased control and configurability, plus the ability to request routes for two-wheelers. Routes Preferred APIs will be available as an Alpha release no later than Q4 2019.
Street View API	Enables creating a static street view image based on URL parameters sent using a standard HTTPS request.
Time Zone API	Reports the time zone for a location.

GOOGLE MAPS MASTER AGREEMENT
     ORDER FORM – GOOGLE MAPS PLATFORM RIDES AND
DELIVERIES SOLUTION

GOOGLE INFORMATION
GOOGLE:	Full Legal Name:	Google LLC
	Street Address:	1600 Amphitheatre Parkway

CUSTOMER INFORMATION
CUSTOMER:	Full Legal Name:	Uber Technologies Inc.
	Street Address (including City; State or Area; Postal Code; Country):	1455 Market Street, San Francisco, CA 94103, USA
Invoice Delivery Contact Information	Name:	[***]
	Street Address (including City; State or Area; Postal Code; Country):	[***]
	Email:	[***]
Billing Account Administrator (Contact will become the initial billing account administrator who can manage other user roles on the billing account in the Admin Console)	Name:	[***]
	Email:	[***]

ORDER INFORMATION
Services: Google Maps Rides and Deliveries Solution Order Term: 48 Months Services Start Date: July 1, 2020	Google Customer ID: [***] Customer Billing Account: (leave blank to create new Billing Account)
Purchase Order Required: ☐ Yes ☒ No If Yes, Purchase Order #: Currency: United States Dollars (USD)	Tax Exempt: ☐ Yes ☒ No (Non-EMEA customers only. If Yes is checked, please provide certificate) VAT or applicable Tax #: (If applicable)
Customer Application: All Uber Customer Applications pertaining to Rides and Deliveries (or otherwise covered by the Rides and Deliveries Service Schedule, that Uber makes available during the Term).	Allowed Territory: All territories not identified as a Prohibited Territory

GOOGLE MAPS RIDES AND DELIVERY SOLUTION PRICES
PRICES FOR SERVICES USED FROM THE EFFECTIVE DATE OF THE ORDER FORM - 24 MONTHS
Service Description	Volume Pricing Tiers: Cost per Billable Transaction By Monthly Usage Volume (incremental usage priced according to each volume tier) (Prices shown in USD)
	[***]	[***]	[***]	[***]
Google Maps Platform Rides and Deliveries Solution - Advanced Regions	[***]	[***]	[***]	[***]
Google Maps Platform Rides and Deliveries Solution - Mature Regions	[***]	[***]	[***]	[***]
Google Maps Platform Rides and Deliveries Solution - Emerging Regions	[***]	[***]	[***]	[***]
PRICES FOR SERVICES USED FROM 25 MONTHS - 48 MONTHS
Google Maps Platform Rides and Deliveries Solution - Advanced Regions	[***]	[***]	[***]	[***]
Google Maps Platform Rides and Deliveries Solution - Mature Regions	[***]	[***]	[***]	[***]
Google Maps Platform Rides and Deliveries Solution - Emerging Regions	[***]	[***]	[***]	[***]

Fees due as of Order Form Effective Date: [***]

ADDITIONAL TERMS.

1.Structure. This Order Form is incorporated by reference into the Google Maps Master Agreement entered into between Google and Customer, and is issued under the Google Maps Platform Rides and Deliveries Solution Services Schedule to the Google Maps Master Agreement. Terms defined in the Google Maps Master Agreement apply to this Order Form. The “Google Maps Rides and Delivery Solution” table above contains all of the Prices under this Order Form used to calculate Fees, and Google may not charge Customer additional fees or costs under this Order Form except as otherwise permitted under the Agreement. For clarity, Google may charge additional fees and costs under General Terms Section 3.4 (Overdue Payments), Order Form Section 6 (Overages), and Order Form Section 10 (Minimum Commitment).

2.Invoice Issuance. Google will send Customer a monthly invoice for Fees accrued during the previous month.

3.Usage Calculation.

a.Use Limits and Requests to Increase Use Limits. [***]
b.Amended Use Limits. The following Use Limits will amend the applicable Use Limits listed at https://developers.google.com/maps/documentation/one_per_ride/use_limits:

[***]	[***]
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[***]	[***]
[***]	[***]
[***]	[***]
[***]
[***]	[***]
[***]
[***]
[***]

4.High Occupancy Vehicles and Vehicles for Hire. The Service Specific Terms are amended as follows:

a.Section 2(d) (No use for bus-like services) is deleted and replaced with the following:

No use for bus-like services.[***]

b.Section 2(e) (No use for-vehicle-for hire services) is deleted and replaced with the following:

Use for vehicle-for-hire services. [***]

5.Other Mobility-Related Usage [***]

6.Overages. Any usage of the Services beyond the Use Limits will be calculated as Overages, as described at https://developers.google.com/maps/documentation/one_per_ride/overage_pricing. If Customer goes into Overages during a monthly invoice cycle, Google reserves the right to bill

Customer for Overages. Before charging Customer for any Overages, the parties will convene an executive level review within 10 business days after Google notifies Customer in writing of its intent to charge Overages, subject to the following sentence. Google may charge for Overages in accordance with General Terms Section 3 (Payment Terms) if the executive level review does not resolve the matter within 30 days of Google’s written notice.

7.Usage Verification. Once per calendar year, and after providing 30 days prior written notice, Google may at its cost use a mutually-agreed nationally-recognized independent auditor who is operating under confidentiality terms no less restrictive than the terms of this Agreement (“Third Party Auditor”) to audit Customer’s compliance with the Reporting Requirements. Customer will cooperate with the Third Party Auditor and provide (a) reasonable access to Customer’s Books and Records; and (b) if on-site access is required, access during normal business hours, in each case for an agreed period of time to verify the accuracy of Customer’s compliance with the Reporting Requirements. If an audit reveals a discrepancy resulting in an underpayment of Fees to Google during the audited period, then the parties will discuss such discrepancy within 10 days of Customer’s receipt of written notice from Google of the payment discrepancy identified in the audit. Unless there is a good faith dispute about such amount (which dispute will be addressed under the General Terms Section 3 (Payment Terms)), Google will invoice Customer and Customer will pay Google the difference in accordance with the payment terms of the Agreement. No period that has been subject to an audit may be audited more than once during the Term.

8.No Automatic Renewal. At the end of the Order Term, the Order Form for the Services may only be renewed with mutual written consent.

9.Order Form Term. This Order Form is effective on the date of last signature below (“Order Form Effective Date”) and will continue for the Order Term, subject to earlier termination in accordance with the Agreement.

10.Minimum Commitment. [***]

[***]

a.True Up Payments.[***]

b.Order Form Termination or Expiration. [***]

c.Termination for Customer’s Material Breach. If Google terminates this Order Form or the Agreement under General Terms Section 11.3 (Termination for Breach) for Customer’s uncured material breach before the expiration of the Order Term, then for clarity, this does not limit Google’s ability to seek equitable remedies and legal remedies permitted under applicable law, including [***].

d.Termination by Customer for Convenience. Customer may terminate this Order Form for convenience after the commencement of Commitment Period 3 with 30 days’ prior written notice to Google. [***].

e.Payment Obligations. Customer will pay Fees incurred under this Order Form in accordance with the payment terms of the Agreement. All payment obligations under this Order Form will survive termination or expiration of this Order Form.

f.Discount. [***].

11.Reporting. During the Order Term, Customer will report Billable Transactions in accordance with the Reporting Requirements at https://developers.google.com/maps/documentation/one_per_ride/reporting_requirements.

12.Credits. [***].

13.Signature. By signing this Order Form, each party represents and warrants that it has full power and authority to enter into the Order Form.

Signed by the parties’ authorized representatives on the dates below.

Google	Customer
By: /s/ Philipp Schindler	By: /s/ Dara Khosrowshahi
Print Name: Philipp Schindler	Print Name: Dara Khosrowshahi
Title: Authorized Signatory	Title: CEO
Date: 2020.07.13	Date: July 13, 2020